SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 MARCH 5, 2008


                             COLLEGE TONIGHT, INC.
                             ---------------------
               (Exact Name of Registrant as specified in charter)

 Delaware                          0-26599                       58-2465647
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(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)             File Number)            Identification No.)


  6380 Wilshire Boulevard, Suite 1020, Los Angeles, California      90048
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       (Address of principal executive offices)                  (Zip Code)


    Registrant's telephone number, including area code:   323/ 966-5830

                           Simex Technologies, Inc.,
               4545 Wieuca Road, Building 2, Atlanta, GA   30342
               -------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective March 5, 2008, the Company amended its certificate of incorporation. The amendments included: (i) the change in the name of the Company from Simex Technologies, Inc. to College Tonight, Inc.; (ii) a one-for-four stock split of the Company's common stock; and (iii) a change in the authorized capital of the Company to 100,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of Preferred Stock, par value $0.001. The amended certificate of incorporation is attached as Exhibit 3.1 hereto.


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

3.1     Certificate of Amendment to Certificate of Incorporation.
 ___________________________________________________________________________

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


COLLEGE TONIGHT, INC.
(FORMERLY KNOWN AS SIMEX TECHNOLOGIES, INC.)

By:  /s/ Zachary R. Suchin
    -------------------------------------
    Zachary R. Suchin, President and CEO



Date:  March 10, 2008



______________________________________________________________________________


EXHIBIT INDEX


3.1     Certificate of Amendment to Certificate of Incorporation.

                                 EXHIBIT 3.1
                                 -----------



                                                               State of Delaware
                                                              Secretary of State
                                                        Division or Corporations
                                                   Delivered 06:33 PM 03/05/2008
                                                    SRV 080287525 - 3024766 FILE


                          CERTIFICATE OF AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

Simex Technologies, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, does hereby certify:

     FIRST: The name of the corporation is Simex Technologies, Inc.

     SECOND: The Board of Directors of Simex Technologies, Inc. approved and adopted by written consent resolutions to amend the Certificate of Incorporation of said corporation on December 14, 2007. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Corporation that its Certificate of Incorporation be amended as follows:

     1) That Article I of the Certificate of Incorporation be amended and restated to read in its entirety as follows: "Name: The name of the corporation is College Tonight, Inc."

     2) That the first paragraph of Article IV, Section 4.01, of the Certificate of Incorporation be amended and restated to read in its entirety as follows:

     "The Corporation shall have authority to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock.' The total number of shares which the Corporation is authorized to issue is One Hundred and Five Million (105,000,000) shares of which One Hundred Million (100,000,000) shall be Common Stock and Five Million (5,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of One Thousandth of One Cent ($0.001), and each share of Preferred Stock shall have a par value of One Thousandth of One Cent ($0.001)."

     2)   That the following paragraph shall be added at the end of Article IV,
Section 4.01:

     "Effective as of the filing date of this Certificate of Amendment, each four shares of the issued and outstanding Common Stock, $0.001 par value, of the Corporation shall be reverse split into one (1) share of Common Stock of the Corporation. This reverse split shall affect only issued and outstanding shares. Each record and beneficial holder who would receive a fractional share as a result of the reverse stock split shall receive, if they hold a fractional share equal to one-half or more, a full share of Common Stock, and if they hold a fractional share equal to less than one-half of a share of Common Stock, then that fractional share will be cancelled."

THIRD: The foregoing amendments were consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote on December 14, 2007, by written consent given in accordance with the provisions of Section 228(a) of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Simex Technologies, Inc. has caused this Certificate of Amendment to be signed by Zachary Suchin, the corporation's chief executive officer, this 3rd day of March 2008.


                         /s/ Zachary Suchin
                         ---------------------------------------------
                         Zachary Suchin, Chief Executive Officer

















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